SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                              FORM 8-K/A



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported):  August 5, 2003




                          KAANAPALI LAND, LLC
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        (Exact name of registrant as specified in its charter)




   Illinois                   02-50273            01-0731997
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(State or other)            (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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ITEM 2.  ACQUISITION OR DEPOSITION OF ASSETS.  On August 5, 2003, Kaanapali
Land, LLC (the "Company") closed the sale of Lot 4 (an approximate 40 acre site in the North Beach area of Kaanapali) for a purchase price of $33,000,000. $16,000,000 of the purchase price was paid in cash (before closing costs and prorations) at closing and the balance was delivered in the form of a promissory note in the original principal amount of $17,000,000. The promissory note is secured by a first mortgage encumbering Lot 4, and it is due on the earlier to occur of (i) August 4, 2006, or (ii) sixty days following the issuance by the County of Maui of certain entitlements for the development of any portion of Lot 4. The note bears interest at the rate of 8% per annum from August 5, 2003 through and including August 4, 2005. From August 5, 2005 until paid, the note bears interest at the rate of 10% per annum. Interest payments are to be paid monthly. The Company expects to recognize approximately $13,400,000 of gain for financial reporting purposes.

     Certain access easement rights have been granted to the purchaser over the adjacent parcel (Lot 3) that is owned by the Company and the Company has agreed to pay a portion of the cost of the access road. The Company has also agreed to make available to the purchaser up to 55,000 cubic yards of fill to be used on Lot 4 or Lot 3 if the purchaser exercises its option, as discussed below. Under certain circumstances, an affiliate of Kaanapali Land may be required to make additional land fill available to the purchaser.

     At closing, the Company also granted to the purchaser an option to purchase Lot 3, which expires two years after the closing date on Lot 4. The option price consists of a base price of $22,500,000, which is subject to potential adjustment upward depending on the number of units permitted to be developed on Lot 3 and Lot 4, and also an adjustment for inflation if the option is exercised after January 1, 2005. There can be no assurance that such option will be exercised or the timing thereof.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information - Narrative.

                 As a result of the sale of the property, after August 5, 2003, there will be interest income of approximately $1,360,000 recognized annually on the promissory note received in the sale and there will be no further general and administrative expenses (principally real estate taxes) for Lot 4 in the consolidated financial statements of the Company, which for the Company's most recent fiscal year (the year ended December 31, 2002), was approximately $160,000. General and administrative expenses included in the six months ended June 30, 2003, in the Company's consolidated financial statement relating to Lot 4 were approximately $98,000. Additionally, as a result of such sale, there will be additional cash of approximately $15,400,000 and an additional note receivable of approximately $17,000,000. There will be no further asset related to Lot 4, which at June 30, 2003 consisted of Property, net of approximately $18,000,000.

     (c)   Exhibits.

           10.1  Property Purchase and Option Agreement by and between
                 NB Lot 4, LLC, Maui Beach Resort Limited Partnership, and NB Lot 3, LLC dated August 4, 2003.








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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                            KAANAPALI LAND, LLC


                                  /s/ Gailen J. Hull
                                  ----------------------
                            By:   Gailen J. Hull
                                  Senior Vice President
                            Date: August 20, 2003



















































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